EXHIBIT 99.1

PRESS RELEASE

SouthWest Water Company Signs Agreement to
be Acquired by Long-Term Infrastructure
Investor Group

Transaction Highlights:

•                  All-cash offer of $11 per share, plus near-term cash injection of $16 million to assist with capital investments

•                  Provides long-term access to capital to invest in SouthWest Water Company’s service territories to the benefit of customers

•                  Seamless transition and continuity in SouthWest Water Company’s business approach, management and employee base

•                  Ongoing commitment to customer service, service reliability and local community involvement

•                  Investors experienced in owning and operating water and other regulated utilities

LOS ANGELES, California, March 3, 2010– SouthWest Water Company (NASDAQ:SWWC) today announced it has entered into a definitive merger agreement to be acquired for approximately $275 million in cash, or $11.00 per share, by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management L.L.C. (the partnership).

The all-cash offer represents a 56% premium over SouthWest Water’s closing share price on March 2, 2010 and a premium of 71% over the average 30-day closing price ended March 2, 2010. After taking into account SouthWest Water’s outstanding debt the transaction represents a total enterprise value of approximately $427 million.

The Board of Directors of SouthWest Water and the members of the partnership unanimously approved the agreement, which is subject to customary closing conditions, including approval of SouthWest Water’s shareholders and various regulatory agencies.

“I am excited about the opportunity that this transaction presents for our customers, employees and the communities we serve, as well as the value it provides to our shareholders,” said Mark Swatek, president and chief executive officer of SouthWest Water. “The partnership is extremely committed to our industry and its infrastructure needs, as

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well as the stability of the company’s operations, quality customer service and community involvement.  We are confident that this transaction will facilitate SouthWest Water’s access to long-term capital and enhances our ability to invest in systems to the benefit of the customers and communities we serve.”

Andrew Walters, vice president of J.P. Morgan Asset Management’s Infrastructure Investments Group, said, “We believe that SouthWest Water is an excellent, long-term investment for the partnership. We look forward to working with SouthWest Water’s experienced management and talented workforce to deliver cost effective customer service to a growing customer base over time. A seamless transition and continuity are high priorities for us and we look forward to continuing to work with management and employees in the company’s service territories to ensure continued responsiveness to needs of local customers and communities.”

“SouthWest Water has made a significant commitment to improve the water service infrastructure in the regions it serves, and, in turn, enhance service and reliability to its customers,” said Disque Deane Jr. of Water Asset Management. “Our partnership is committed to funding necessary maintenance and upgrades over the long-term”.

Prior to the closing of the acquisition, members of the partnership will invest approximately $16 million in 2.7 million newly issued SouthWest Water shares under a private placement, priced at $6.00 per share. SouthWest Water intends to use the proceeds to assist the financing of ongoing utility infrastructure investments. As the offer and sale of the shares of common stock will not be registered under the Securities Act of 1933 or applicable state securities laws, the shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.  This document is being issued pursuant to and in accordance with Rule 135c under the Securities Act and does not constitute an offer to sell or a solicitation of an offer to buy the shares of common stock.

Upon completion of the transaction, SouthWest Water’s common stock will cease to be publicly traded. Wells Fargo Securities, LLC acted as financial advisor to the Special Committee of the Board of Directors of SouthWest Water which was formed to evaluate SouthWest Water’s strategic alternatives. Macquarie Capital (USA) Inc. acted as financial advisor to the partnership.

Conference Call

The company will hold a conference call today to discuss the transaction at 12:30 p.m. Eastern (9:30 a.m. Pacific).  The call will be web cast live so that interested parties may listen over the Internet at the company’s website at www.swwc.com under the investor relations button at the top of the page.  For those unable to participate in the live web cast, a replay will be available shortly after the call on the company’s website.  A telephonic replay will also be available beginning at 3:30 p.m. Eastern (12:30 p.m. Pacific) until

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midnight March 10, 2010 at 888.286.8010 (international callers 617.801.6888), passcode 37139231.

About SouthWest Water Company

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 9 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

About J.P. Morgan Asset Management - Global Real Assets

J.P. Morgan Asset Management - Global Real Assets has approximately $43 billion in real estate and infrastructure assets, as of December 31, 2009. With a 40-year history of successful investing and a staff of 359 professionals, J.P. Morgan Asset Management - Global Real Assets identifies, analyzes, negotiates, acquires, develops, redevelops, renovates, operates, maintains, finances and sells assets, on behalf of its clients. J.P. Morgan Asset Management’s broad investment capabilities and framework for analyzing opportunities in today’s complex real estate and infrastructure markets provide critical insights for its institutional clients in both the public and private markets.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management, with assets under supervision of $1.5 trillion, is a global leader in investment and wealth management. J.P. Morgan Asset Management’s clients include institutions, retail investors and high-net worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. J.P. Morgan Asset Management provides trust and estate, banking and brokerage services to high-net-worth clients and retirement services for corporations and individuals. JPMorgan Chase & Co. (NYSE: JPM), the parent company of J.P. Morgan Asset Management, is a leading global financial services firm with assets of $2.1 trillion and operations in more than 60 countries. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

About Water Asset Management, L.L.C.

Water Asset Management, L.L.C. is a water industry focused investment firm, that invests exclusively in water related companies and assets worldwide. As the third largest shareholder of SouthWest Water Company, WAM has been a committed and engaged shareholder for many years. Additional information is available at www.waterinv.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to,

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statements relating to the proposed transaction and its potential effects on the company and its operations, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to changes in regulatory, political, weather, economic, business, competitive, market, environmental and other factors. More detailed information about these factors is contained in the company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the company’s 2008 Annual Report on Form 10-K. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

Additional Information

In connection with the proposed transaction, SouthWest Water will file a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to shareholders in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from SouthWest Water by directing the request to SouthWest Water Company, 624 S. Grand Avenue, Suite 2900, Los Angeles, CA, 90017, Attention: Shareholder Services.

The company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the security holders of the company in connection with the proposed transaction.  Information concerning the special interests of these directors, executive officers and other members of the company’s management and employees in the proposed transaction will be included in the company’s proxy statement referenced above.  Information regarding the company’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its proxy statement for its 2009 Annual Meeting of Stockholders, which documents are filed with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov and from the company at the address provided above.

Contact Information:

DeLise Keim

Vice President Communications

SouthWest Water Company

213.929.1846

www.swwc.com

Jacqueline P Meere

Vice President

JPMorgan Chase & Co.

212.622.4153

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